UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

Check the appropriate box:

[ ]	Preliminary Information Statement

[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

[X]	Definitive Information Statement

JAMESON STANFORD RESOURCES CORPORATION

(Name of Registrant as Specified in Its Charter)

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[ ]	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

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(4)	Proposed maximum aggregate value of transaction

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[ ]	Fee paid previously with preliminary materials.

[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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JAMESON STANFORD RESOURCES CORPORATION

605 W. Knox Rd., Suite 202

Tempe, Arizona 85284

(702) 933-0808

NOTICE OF STOCKHOLDER ACTION BY WRITTEN CONSENT

On November 11, 2014, the Board of Directors of Jameson Stanford Resources Corporation (the “Company”) and stockholders holding a majority of the Company’s voting power took action by written consent to approve the following actions:

1.	Amend our articles of incorporation, as amended (the “Articles”), to change our corporate name from Jameson Stanford Resources Corporation to Star Mountain Resources, Inc., and

2.	Amend our Articles to increase our authorized capital stock from 350,000,000 shares to 400,000,000 shares, of which 350,000,000 will be common stock and 50,000,000 will be preferred stock.

Stockholders of record at the close of business on November 11, 2014 are entitled to notice of these stockholder actions by written consent. Because these actions have been approved by the holders of the required majority of the voting power of our voting stock, no proxies were or are being solicited. We anticipate that the above actions will become effective on or about December 15, 2014, at such time as a certificate of amendment to our Articles is filed with the Secretary of State of Nevada.

Attached hereto for your review is an Information Statement relating to the above-described actions. Please read this Information Statement carefully. It describes the essential terms of the actions to be taken. Additional information about the Company is contained in its reports filed with or furnished to the Securities and Exchange Commission (the “SEC”). These reports, their accompanying exhibits and other documents filed with the SEC may be inspected without charge at the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549. Copies of such material may also be obtained from the SEC at prescribed rates. The SEC also maintains a website that contains reports, proxy and information statements and other information regarding public companies that file reports with the SEC. Copies of these reports may be obtained on the SEC’s website at www.sec.gov.

WE ARE NOT ASKING YOU FOR A PROXY AND
YOU ARE REQUESTED NOT TO SEND US A PROXY

By Order of the Board of Directors,

/s/ Joseph Marchal
Joseph Marchal
President and Chief Operating Officer

Tempe, Arizona
November 24, 2014

JAMESON STANFORD RESOURCES CORPORATION

605 W. Knox Rd., Suite 202

Tempe, Arizona 85284

(702) 933-0808

November 24, 2014

INFORMATION STATEMENT

INFORMATION CONCERNING THE ACTION BY WRITTEN CONSENT

Pursuant to Section 14(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Regulation 14C promulgated thereunder, the notice and this information statement (this “Information Statement”) will be mailed on or about November 24, 2014 to the stockholders of record, as of November 11, 2014 (the “Record Date”), of Jameson Stanford Resources Corporation, a Nevada corporation (hereinafter referred to as “we,” “us,” “our,” “Jameson Stanford” or the “Company”). This Information Statement is being circulated to advise stockholders of actions already approved and taken without a meeting by written consent of the stockholders who hold a majority of the voting power of our voting stock.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY

The actions to be effective at least 20 days after the mailing of this Information Statement are as follows:

1.	Amend our articles of incorporation, as amended (the “Articles”), to change our corporate name from Jameson Stanford Resources Corporation to Star Mountain Resources, Inc. (the “Name Change Amendment”), and

2.	Amend our Articles to increase our authorized capital stock from 350,000,000 shares to 400,000,000 shares, of which 350,000,000 will be common stock and 50,000,000 will be preferred stock (the “Share Increase Amendment,” and together with the Name Change Amendment, the “Amendments”).

On November 11, 2014, our board of directors unanimously approved the Amendments. Subsequent to our board of directors’ approval of the Amendments, the holders of a majority of the voting power of our voting stock approved, by written consent, the Amendments on November 11, 2014. We expect that the Amendments will be effective on or about December 15, 2014, at such time as a certificate of amendment to our Articles is filed with the Secretary of State of Nevada.

Pursuant to Rule 14c-2 promulgated under the Exchange Act, the Amendments will not be effected until at least 20 calendar days after the mailing of this Information Statement to Jameson Stanford stockholders. The Amendments will be effective after the expiration of such 20-day period, at such time as a certificate of amendment to our Articles is filed with the Secretary of State of Nevada.

Stockholders of record on the Record Date who did not consent to the Amendments are not entitled to dissenters’ rights under Nevada law.

RECORD DATE AND VOTING SECURITIES

Only stockholders of record at the close of business on November 11, 2014, the Record Date, are entitled to notice of the information disclosed in this Information Statement. As of the Record Date, our authorized securities consist of 350,000,000 shares of common stock with a par value of $0.001 per share. As of the Record Date, there were 15,644,729 shares of common stock issued and outstanding, held by 79 holders of record. Holders of our common stock are entitled to one vote per share.

THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDERS’ MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN. THIS INFORMATION STATEMENT IS BEING FURNISHED TO YOU SOLELY FOR THE PURPOSE OF INFORMING YOU OF THE MATTERS DESCRIBED HEREIN.

STOCKHOLDERS’ RIGHTS

The elimination of the need for a special meeting of the stockholders to approve the actions described in this Information Statement is authorized by Section 78.320(2) of the Nevada Revised Statutes. Section 78.320(2) provides that any action required or permitted to be taken at a meeting of stockholders of a corporation may be taken without a meeting, before or after the action, if a written consent thereto is signed by the stockholders holding at least a majority of the voting power. In order to eliminate the costs and management time involved in holding a special meeting and in order to effect the actions disclosed herein as quickly as possible in order to accomplish the purposes of our Company, we chose to obtain the written consent of a majority of the Company’s voting power to approve the actions described in this Information Statement.

The actions described in this Information Statement cannot be taken until at least 20 calendar days after this Information Statement has first been sent or given to our stockholders.

EXPENSES

The costs of preparing, printing and mailing this Information Statement will be borne by Jameson Stanford.

STOCKHOLDERS SHARING AN ADDRESS

We will deliver only one Information Statement to multiple stockholders sharing an address unless we have received contrary instructions from one or more of the stockholders. We undertake to deliver promptly, upon written or oral request, a separate copy of the Information Statement to a stockholder at a shared address to which a single copy of the Information Statement is delivered. A stockholder can notify us that the stockholder wishes to receive a separate copy of the Information Statement by contacting us at the address or phone number set forth above. Conversely, if multiple stockholders sharing an address receive multiple Information Statements and wish to receive only one, such stockholders can notify us at the address or phone number set forth above.

MATTER NO. 1: AMENDMENT OF OUR ARTICLES TO CHANGE OUR CORPORATE NAME

FROM JAMESON STANFORD RESOURCES CORPORATION TO STAR MOUNTAIN RESOURCES, INC.

On November 11, 2014, our board of directors approved, subject to stockholder approval, an amendment to our Articles that will have the effect of changing our corporate name from Jameson Stanford Resources Corporation to Star Mountain Resources, Inc. Subsequent to our board of directors’ approval of the Name Change Amendment, the holders of a majority of the voting power of our voting stock approved, by written consent, the Name Change Amendment on November 11, 2014. We expect that the Name Change Amendment will be effective on or about December 15, 2014, at such time as a certificate of amendment to our Articles is filed with the Secretary of State of Nevada.

The proposed name change is intended to reflect our primary focus, which is the exploration of the Star Mountain mining project and the performance of pre-extraction activities for mineral rights for the Star Mountain mining project. The Star Mountain/Chopar Mine project consists of 116 lode-mining claims and four metalliferous mineral lease sections located in the Star Mountain range, Star Mining District, in Beaver County, Utah, approximately five miles west of Milford, Utah. The Star Mountain project involves a total area of 3,730 acres. To date, we have conducted geological analysis, magnetometry studies, and a limited reverse circulation and core drilling exploration program lead by our former CEO and former sole director, Michael Stanford. Subsequent to Mr. Stanford’s departure from the Company in May 2014, our Board of Directors retained an outside independent firm of geologists and geophysicists to undertake a review of the Star Mountain/Chopar project. Based on preliminary results delivered to our Board of Directors, we have resolved to engage in further substantive drilling, sampling and geophysical reviews in order to ascertain the nature and extend of the inferred mineralization that appears to exist. At this stage of exploration, we cannot state that we have proven or probable reserves, nor can we assure stockholders that such proven or probable reserves will ever be proven to exist in the project area. In October 2014, our third-party geology and geophysical consultants commenced additional on-site work in order to provide the data necessary to compile a pre-feasibility study of our mineral rights in the project area. We expect to receive the results of the study in late 2014 or early 2015.

We also have two other active projects: Spor Mountain and Ogden Bay Minerals. The Spor Mountain project consists of nine mining claims and three metalliferous mineral lease sections located in Juab County, Utah. Ogden Bay Minerals is a developing mineral excavation project on federal protected wetlands, canals and river systems across 25 square miles of land area known as North Delta, located in West Ogden, Utah. We intend to continue to work on these projects, as well.

The voting and other rights of our stockholders will not be affected by the change in our corporate name. See “Matter No. 2: Amendment of Our Articles to Increase Our Authorized Capital Stock from 350,000,000 to 400,000,000 Shares, of which 350,000,000 Will Be Common Stock and 50,000,000 Will Be Preferred Stock” below, however. In addition, we plan to change our stock symbol and CUSIP number as a result of the name change. You may, but need not, exchange your stock certificates to reflect the change in corporate name. Your existing stock certificates will continue to represent shares of our common stock as if the name had not changed. Our transfer agent will issue stock certificates with our new name as stock certificates are submitted upon transfers of shares by existing stockholders at the expense of the stockholder.

MATTER NO. 2: AMENDMENT OF OUR ARTICLES TO INCREASE OUR AUTHORIZED CAPITAL STOCK FROM 350,000,000 TO 400,000,000 SHARES, OF WHICH 350,000,000 WILL BE COMMON STOCK AND 50,000,000 WILL BE PREFERRED STOCK

On November 11, 2014, our board of directors approved, subject to stockholder approval, the Share Increase Amendment, which will have the effect of increasing our authorized capital stock from 350,000,000 to 400,000,000 shares, of which 350,000,000 will be common stock, par value $0.001 per share, and 50,000,000 will be preferred stock, $0.001 par value per share, with such designations, rights and preferences as our board of directors may determine from time to time. Set forth below is the text of the Share Increase Amendment, marked to show the proposed amendments to our current Articles, with additions underlined and deletions in strikethrough:

Article 3. Authorized Stock: ~~Number of shares with par value: 350,000,000 Par value: $0.001~~The total number of shares of all classes of stock which the Corporation shall have authority to issue is 400,000,000, consisting of (i) 350,000,000 shares of common stock, par value $0.001 (“Common Stock”), and (ii) 50,000,000 shares of preferred stock, par value $0.001 per share (“Preferred Stock”). The Board of Directors is hereby expressly authorized, by resolution or resolutions, to provide, out of the unissued shares of Preferred Stock, for series of Preferred Stock and, with respect to each such series, to fix the number of shares constituting such series and the designation of such series, the voting powers (if any) of the shares of such series, and the preferences and relative, participating, optional or other special rights, if any, and any qualifications, limitations or restrictions thereof, of the shares of such series. The powers, preferences and relative, participating, optional and other special rights of each series of Preferred Stock, and the qualifications, limitations or restrictions thereof if any, may differ from those of any and all other series at any time outstanding.

We currently have authorized capital stock of 350,000,000 shares of common stock, with 15,664,729 shares of common stock outstanding as of the record date. Upon effectiveness of the Share Increase Amendment, our authorized capital stock will consist of 400,000,000 shares, of which 350,000,000 will be common stock and 50,000,000 will be preferred stock, with such designations, rights and preferences as our board of directors may determine from time to time. Upon effectiveness of the Share Increase Amendment, no shares of preferred stock will be issued and outstanding.

Purposes of the Increase in Authorized Shares

Having an increased number of authorized but unissued shares of our capital stock would allow us to take prompt action with respect to corporate opportunities that develop, without the delay and expense of convening a special meeting of stockholders for the purpose of approving an increase in our capitalization. As a result of the increase in authorized shares, of which 50,000,000 will be preferred stock, a class of authorized preferred stock will be created. The shares of preferred stock would be available for issuance from time to time as determined by our board of directors for any proper corporate purpose. Such purposes might include, without limitation, issuance in public or private sales for cash as a means of obtaining additional capital for use in our business and operations, and issuance as part or all of the consideration required to be paid by us for acquisitions of other businesses or assets. Notwithstanding the foregoing, we have no obligation to issue such shares and there are no plans, proposals or arrangements currently contemplated by us that would involve the issuance of the preferred shares to acquire another company or its assets, or for any other corporate purpose stated. In connection with the anticipated continued growth of our business, our board of directors believes it is in our best interests to increase the number of authorized shares of capital stock and to create a class of preferred stock. The additional capital stock can provide flexibility in structuring the terms of any future agreements, as well as any future financing and recapitalization efforts.

Potential Anti-Takeover Effects of the Increase in Capital Stock

Any additional issuance of common or preferred stock could, under certain circumstances, have the effect of delaying or preventing a change in control of our company by increasing the number of outstanding shares entitled to vote and by increasing the number of votes required to approve a change in control. Shares of common or preferred stock could be issued, or rights to purchase such shares could be issued, to render more difficult or discourage an attempt to obtain control of our company by means of a tender offer, proxy contest, merger or otherwise. The ability of our board of directors to issue such additional shares of common stock and/or to designate one or more series or classes of preferred stock for issuance could discourage an attempt by a party to acquire control of our company by tender offer or other means. Such issuances could therefore deprive stockholders of benefits that could result from such an attempt, such as the realization of a premium over the market price that such an attempt could cause. Moreover, the issuance of such additional shares of common or preferred stock to persons whose interests are aligned with that of our board of directors could make it more difficult to remove incumbent officers and directors from office, even if such change were to be favorable to stockholders generally.

Although the increased proportion of unissued authorized shares to issued shares could, under certain circumstances, have an anti-takeover effect (for example, by permitting issuances that would dilute the stock ownership of a person seeking to effect a change in the composition of our board or contemplating a tender offer or other transaction for the combination of our company with another company), the Share Increase Amendment was not proposed in response to any effort of which we are aware to accumulate shares of common stock or obtain control of us, nor is it part of a plan by management to recommend a series of similar actions having an anti-takeover effect to the board and our stockholders.

While the creation of preferred stock may have anti-takeover ramifications, our board of directors believes that the financial flexibility offered by the Share Increase Amendment outweighs any disadvantages. To the extent that the increase in the number of authorized shares may have anti-takeover effects, the Share Increase Amendment, when effected, may encourage persons seeking to acquire us to negotiate directly with our board of directors, enabling our board to consider a proposed transaction in a manner that best serves our stockholders’ interests.

Our board believes that it is advisable and in the best interests of our company to have available authorized but undesignated shares of preferred stock in an amount adequate to provide for our future needs. The designation of one or more classes or series of preferred stock will be available for issuance from time to time as may be deemed advisable or required for various purposes, including the issuance of shares in connection with financing or acquisition transactions. We have no present plans or commitments for the issuance or use of the proposed shares of preferred stock in connection with any financing.

Procedure for Effecting the Amendment of our Articles of Incorporation

The Amendments will become effective at such time as a certificate of amendment to our Articles is filed with the Secretary of State of Nevada. We expect to file a certificate of amendment to our Articles with the Secretary of State of Nevada effective on or about December 15, 2014. Because the common stock is currently quoted on the OTC Markets, the Amendments and the matters addressed therein will also require processing by FINRA pursuant to Rule 10b-17 of the Exchange Act in order for these actions to be recognized in the market for trading purposes. We expect to receive FINRA’s clearance prior to the date on which this Information Statement is mailed.

On and after the effective date of the Amendments, the stock certificates representing the pre-Amendment shares will continue to be valid. Following the effective date, new stock certificates will be issued reflecting the name change, but this will not affect the validity of stock certificates already outstanding. After the effective date of the Amendments, each stock certificate representing shares of our common stock prior to such effective date will be deemed to represent shares giving effect to the name change. Certificates representing shares after such effective date will be issued in due course as old certificates are tendered for transfer to our transfer agent. We request that stockholders do not send in any of their stock certificates at this time.

Shares of our common stock issued after such effective date will have the same restrictions on their transferability as shares issued prior to the effective date. Also, for purposes of determining the term of the restrictive period applicable to any shares subject to restrictions on their transferability issued after the effective date in exchange for shares held prior to the effective date, if any, the time period during which a stockholder has held such shares prior to the effective date will be included in the total holding period.

INTEREST OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS TO BE ACTED UPON

Except as disclosed elsewhere in this Information Statement, none of the following persons has any substantial interest, direct or indirect, by security holdings or otherwise in any matter to be acted upon:

•	Any director or officer of our Company,

•	Any proposed nominee for election as a director of our Company, and

•	Any associate or affiliate of any of the foregoing persons.

The stockholdings of our directors and officers are listed below in the section entitled “Security Ownership of Certain Beneficial Owners and Management.” No director has advised us that he intends to oppose the Amendments.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of our common stock as of November 11, 2014 by the following persons:

•	Each person who is known to be the beneficial owner of more than 5% of our issued and outstanding shares of common stock,

•	Each of our named executive officers (as defined in Item 402 of Regulation S-K) and directors, and

•	All of our directors and executive officers as a group.

Beneficial ownership is determined in accordance with the rules and regulations of the SEC. The number of shares and the percentage beneficially owned by each individual listed above include shares that are subject to options held by that individual that are immediately exercisable or exercisable within 60 days from November 11, 2014, and the number of shares and the percentage beneficially owned by all officers and directors as a group includes shares subject to options held by all officers and directors as a group that are immediately exercisable or exercisable within 60 days from November 11, 2014.

Name and Address of Beneficial Owner (1)	Amount and Nature of Beneficial Ownership	Percent of Class (2)

Edward Brogan	1,374,000	8.8%
Robbie Chidester (3)	300,000	1.9%
Douglas MacLellan	-	-
Joseph Marchal	3,676,861	23.5%
Michael Stanford (4)	-	-
All directors and executive officers as a group (4 persons)	5,100,861	32.6%
Summit Capital USA, Inc. (5)	1,801,776	11.5%
Donald and Susan Sutherland (6)	2,286,000	14.6%

(1)	The address for each officer and director is 605 W. Knox Rd., Suite 202, Tempe, Arizona 85284.
(2)	Calculated on the basis of 15,644,729 shares outstanding on November 11, 2014.
(3)	Mr. Chidester resigned as an executive officer effective May 2, 2014.
(4)	Mr. Stanford resigned as an executive officer and director effective May 27, 2014.
(5)	The mailing address for Summit Capital USA, Inc. is 605 W. Knox Road, Suite 202, Tempe, Arizona 85284. The beneficial owners of Summit Capital USA, Inc. are 50% owned by Summit Capital Corp., 2 Anthony Henday Center, 4914-55 St., Red Deer, AB, Canada T4N 2J4 (Summit Capital Corp. is beneficially owned by Gregg C.E. Johnson and Cheryl L. McRobbie-Johnson); 25% owned by Gregg C.E. Johnson, 6081 W. Park Ave., Chandler, AZ 85226; and 25% owned by Thomas P. Madden, 1192 W. Sunrise Place, Chandler, AZ 85248.
(6)	Shares are owned by SCS MRHS Irrevocable Trust (893,334 shares), MRHS 2013 Irrevocable Trust (1,292,666 shares) and Donald W. Sutherland and Susan C. Sutherland Revocable Trust (100,000 shares). Donald and Susan Sutherland, Trustees, have voting and dispositive control over these shares. Their address is 7413 East Leland St., Mesa, AZ 85207.

Changes in Control

We are unaware of any contract or other arrangement the operation of which may at a subsequent date result in a change of control of our Company.

ADDITIONAL INFORMATION

We are subject to the informational requirements of Section 15(d) of the Exchange Act. Accordingly, we file annual, quarterly and other reports and information with the SEC. The Company’s filings with the SEC are available to the public on the SEC’s website at www.sec.gov. Those filings will also be available to the public on, or accessible through, our corporate website at www.jamesonstanford.com. You may also read and copy, at SEC prescribed rates, any document we file with the SEC at the SEC’s Public Reference Room located at 100 F Street, NE., Washington, D.C. 20549. You can call the SEC at 1-800-SEC-0330 to obtain information on the operation of the Public Reference Room. You may also request a copy of these filings, at no cost, by writing to us at 605 W. Knox Rd., Suite 202, Tempe, Arizona 85284 or by telephoning us at (702) 933-0808.

Our principal executive office is located at 605 W. Knox Rd., Suite 202, Tempe, Arizona 85284. Our corporate website is www.jamesonstanford.com and our phone number is (702) 933-0808.